UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2004

Park-Ohio Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

23000 Euclid Avenue, Cleveland, Ohio		44117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-692-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 19, 2004, Park-Ohio Industries, Inc. (the "Company"), a wholly owned subsidiary of Park-Ohio Holdings Corp., entered into a first supplemental indenture (the "Supplemental Indenture"), by and between the Company, as issuer, and Wells Fargo Bank, N.A. (as successor by consolidation with Norwest Bank Minnesota, National Association), as trustee (the "Trustee"), to the Indenture, dated as of June 2, 1999, by and between the Company and the Trustee (the "Indenture"), under which the Company issued its 9¼% Senior Subordinated Notes due 2007 (the "Notes"). The Supplemental Indenture amends the Indenture by, among other things, eliminating certain restrictive covenants contained in the Indenture and reducing the minimum period required for notice of redemption from 30 days to three business days.

The amendments to the Indenture are effective as of November 19, 2004 but will only become operative when the Company accepts for purchase validly tendered Notes representing a majority of the outstanding Notes pursuant to the Company’s tender offer for all outstanding Notes (the "Offer"). As of 5:00 p.m., New York City time, on Friday, November 19, 2004, the Company had received tenders of approximately $183.4 million aggregate principal amount of the Notes, representing approximately 91.7% of the aggregate principal amount of the Notes outstanding. The Company’s obligation to accept the Notes for payment, and to pay for, the Notes validly tendered and not validly withdrawn pursuant to the Offer is conditioned upon the satisfaction of certain conditions, including the receipt by the Company of an amount of gross proceeds of at least $200 million from its issuance of new long-term debt on terms and conditions satisfactory to the Company.

The Supplemental Indenture is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. 4.1:

First Supplemental Indenture, dated as of November 19, 2004, by and between Park-Ohio Industries, Inc., as issuer, and Wells Fargo Bank, N.A. (as successor by consolidation with Norwest Bank Minnesota, National Association), as trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.

November 24, 2004	By:	Robert D. Vilsack

Name: Robert D. Vilsack
Title: Secretary

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Exhibit Index

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of November 19, 2004, by and between Park-Ohio Industries, Inc., as issuer, and Wells Fargo Bank, N.A. (as successor by consolidation with Norwest Bank Minnesota, National Association), as trustee. Delete Edit Description